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                                                                     EXHIBIT 5.1

                                 BAKER & DANIELS
                                    EST. 1863

     300 NORTH MERIDIAN STREET, SUITE 2700 INDIANAPOLIS, INDIANA 46204-1782
         (317) 237-0300 FAX (317) 237-1000 www.bakerdaniels.com


                                                             INDIANAPOLIS
                                                             FORT WAYNE
                                                             SOUTH BEND
                                                             ELKHART
                                                             WASHINGTON, D.C.
                                                             QINDAO, P.R. CHINA




May 9, 2001


Simon Property Group, Inc.
National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204

Ladies and Gentlemen:

         We have acted as counsel to Simon Property Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of SPG Properties, Inc., a Maryland corporation ("Properties"), with and into the Company, pursuant to the Agreement of Merger, dated as of May 8, 2001 between the Company and Properties (the "Merger Agreement"). This opinion is being furnished in connection with the information statement-prospectus (the "Information Statement-Prospectus") which is included in the Registration Statement on Form S-4 of the Company (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

         Pursuant to the Registration Statement, 8,000,000 shares of the Company's 8-3/4% Series F Cumulative Redeemable Preferred Stock, $.0001 par value, and 3,000,000 shares of the Company's 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock, $.0001 par value (collectively, the "Preferred Shares"), have been registered under the Securities Act for issuance in the Merger.

         In so acting, we have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacity of all persons executing such documents and the truth and correctness of any representations or warranties therein contained. As to various questions of fact material

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Simon Property Group, Inc.              -2-                    May 9, 2001


to such opinions, we have relied upon certificates of officers of the Company and of public officials. Based upon the foregoing, we are of the opinion that:

     1. The Company is validly existing and in good standing under the laws of the State of Delaware.

     2. The issuance of the Preferred Shares as contemplated in the Registration Statement has been duly authorized by the Company.

     3. The Preferred Shares, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the General Corporation Act of the State of Delaware and the federal laws of the United States of the type typically applicable to transactions contemplated by the Merger, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

         This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this opinion letter after the date hereof.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Information Statement-Prospectus included as part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,


                                                     /s/ Baker & Daniels
                                                     --------------------------
                                                     Baker & Daniels